EXHIBIT 11

                          Independent Auditors' Consent


     We consent to the incorporation by reference in this Post-Effective Amendment No.10 to the Registration Statement (1933 Act File No. 33-30085) of The Wright EquiFund Equity Trust of our report dated February 2, 1996 and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus which is part of such Registration Statement.



DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 26, 1996